Exhibit 10.5

EXECUTION COPY

GUARANTY

This Guaranty (this “Guaranty”), dated as of October 8, 2024, by Fresh Vine Wine, Inc., a Nevada corporation (together with its successors and, if permitted, assigns, the “Company”) and each of the other entities listed on the signature pages hereof as guarantor or that becomes a party hereto as such pursuant to 2.7 (the “Guarantors”), in favor of purchasers (the “Purchasers”) of the Secured Convertible Promissory Notes of the Company, designated as its Secured Convertible Promissory Notes due April 8, 2025 (the “Notes”) and warrants to purchase shares of the Company’s common stock (the Warrants” and together with the Notes herein referred to as the “Securities”), issued and sold by the Company pursuant to one or more Securities Purchase Agreements, dated at or about October 8, 2024 (the “Purchase Agreement”), among the Company, and the Purchasers. Capitalized terms used but not defined herein shall have their respective meanings ascribed to them in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to one or more Purchase Agreements, the Purchasers have severally agreed to purchase the Securities from the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor has agreed to guaranty the Guaranteed Obligations, as defined below;

WHEREAS, each Grantor will derive substantial benefits from the purchase of the Securities under the Purchase Agreement;

WHEREAS, it is a condition precedent to the obligation of each initial Purchaser to purchase the Securities from the Company under the Purchase Agreement and for the Purchase Agent to sign the Purchase Agreement that the Guarantors shall have executed this Agreement and delivered it to the Purchase Agent and the Initial Purchasers;

NOW, THEREFORE, in consideration of the premises and to induce the initial Purchasers to enter into the Purchase Agreements and to induce the initial Purchasers to purchase the Securities from the Company thereunder and to enter into the other Transaction Documents, each Guarantor hereby agrees with the Purchaser as follows:

ARTICLE I GUARANTY

1.1 Guaranty. To induce the initial Purchasers to purchase the Securities, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, to [PURCHASER}, the Purchaser Agent, and the Purchasers, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document (as defined in the Purchase Agreement), of all the Obligations (as defined in the Transaction Documents) of the other Company Parties owing to any Purchaser or the Purchaser Agent whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

1.2 Limitation of Guaranty. [Reserved].

1.3 Contribution. Reserved.

1.4 Authorization; Other Agreements. The Purchasers and each other holder of an Obligation or purchaser or beneficiary of a Guaranteed Obligation or beneficiary of a Lien granted under any Transactional Document (collectively, and together with their successors and permitted assigns, the “Beneficiaries”) are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Transaction Document;

(b) apply any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Transaction Documents;

(c) refund at any time any payment received by any Beneficiary in respect of any Guaranteed Obligation;

(d) (i) enter into an sale, lease, license, assignment, transfer, conveyance or other disposition with respect to, or exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release, any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

1.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty):

(a) the invalidity or unenforceability of any obligation of the Company or any other Guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof or from the Company or any other Guarantor or other action to enforce any of the same or (ii) any action to enforce any Transaction Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, any other Guarantor or any of the Company’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other Asset Sale involving Collateral or any election following the occurrence of an Event of Default by any Beneficiary to proceed separately against any Collateral in accordance with such Beneficiary’s rights under any applicable law (including any applicable Regulation or Consent of any Governmental Authority); or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, any other Guarantor or any of the Company’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

1.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following:

(a) any demand for payment or performance and protest and notice of protest,

(b) any notice of acceptance,

(c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and

(d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other Guarantor by reason of any Transaction Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Company Party or set off any of its obligations to such other Company Party against obligations of such Company Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

1.8 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Beneficiary shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Beneficiary, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Beneficiary shall be under no obligation to undertake any investigation not a part of its regular business routine, (b) disclose any information that such Beneficiary, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE II MISCELLANEOUS

2.1 Representations and Warranties; Covenants. To induce the initial Purchasers to enter into the Transaction Documents, each Guarantor hereby agrees to each of the following with the Purchasers and the other Beneficiaries, as long as any Guaranteed Obligation remains outstanding with respect to any Guarantor:

(a) the representations and warranties as to such Guarantor and its Subsidiaries made by the Company in Article III (Representations and Warranties) of the Purchase Agreement are true and correct on each date as required by the Purchase Agreement; and

(b) such Guarantor agrees to comply with all covenants and other provisions applicable to it under the Purchase Agreement and the Notes and agrees to the same submission to jurisdiction as that agreed to by the Company in the Purchase Agreement.

2.2 Reinstatement. Each Guarantor agrees that, if any payment made by any Company Party or other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared or sought to be declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Guaranty (including the guaranty of such Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment.

2.3 Power of Attorney; Further Assurances.

(a) Each Guarantor authorizes the Purchase Agent, and does hereby make, constitute and appoint the Purchase Agent and its officers, agents, successors or assigns with full power of substitution, as such Guarantor’s true and lawful attorney-in-fact, with power, in the name of the Purchase Agent or such Guarantor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Purchase Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Guarantors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Purchase Agent deems necessary to protect, preserve and realize upon the Collateral and the security interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Guarantors might or could do; and each Guarantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the organizational documents or other documents or agreements to which any Guarantor is subject or to which any Guarantor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) Each Guarantor hereby irrevocably appoints the Purchase Agent as such Guarantor’s attorney-in-fact, with full authority in the place and instead of such Guarantor and in the name of such Guarantor, from time to time in the Purchase Agent’s discretion, to take any action and to execute any instrument which the Purchase Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Guarantor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Purchase Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(c) Each Guarantor upon request of the Purchase Agent, shall provide Purchase Agent such further documents, such as one or more landlord waiver, and such further information, and take such further action as Agent may reasonably request.

2.4 Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, a Purchaser may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against any other Guarantor or any other Company Party and without first joining any other Guarantor or any other Company Party in any proceeding.

2.5 No Waiver by Course of Conduct. No Beneficiary shall by any act (except by a written instrument pursuant to Section 2.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion.

2.6 Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with the applicable provisions of the Purchase Agreement.

2.7 Additional Guarantors. The Company shall cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Purchasers a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the First Closing Date.

2.8 Notices. All notices, requests and demands to or upon any Purchaser or any Guarantor hereunder shall be effected in the manner provided for in Section 5.4 (Notices) of the Purchase Agreement; provided, that, any such notice, request or demand to or upon any Guarantor shall be addressed to the Company’s notice address set forth in such Section 5.4.

2.9 Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Beneficiary and their successors and assigns; provided, however, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty except as authorized in the Purchase Agreement.

2.10 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Guaranty by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

2.11 Interpretation. This Guaranty is a Transaction Document and as such is subject to various interpretative, amendment and third party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article V.

2.12 Severability. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Guaranty or any part of such provision in any other jurisdiction.

2.13 Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Nevada, without regard to the principles of conflicts of law of such state that would require the application of the law of another jurisdiction. The provisions of the Purchase Agreement relating to submission to jurisdiction, waiver of jury trial and venue are hereby incorporated by reference herein, mutatis mutandis.

2.14 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, relating to or in connection with, this Guaranty or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Beneficiary and no affiliate or representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Guaranty by the mutual waivers and certifications in this Section 2.13.

2.15 Agreement to Subordinate. Each of the parties hereto acknowledges and agrees that the rights and obligations of the parties hereunder are second and subordinate to the rights of Banks (together with its successors and assigns, each a “Senior Lender”) under its various agreements and ancillary documents (collectively, as amended or otherwise modified, the “Senior Lender Agreements”).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

FRESH VINE WINE, INC.

as Company

By: _____________________________

Name: Michael Pruitt

Title: Chairman and Chief Executive Officer

PURCHASERS:

[PURCHASER]

Purchaser, for itself and as Purchaser Agent

By: _______________________________

Name: ____________________________

Title: ______________________________